                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                      301 E. COLORADO BOULEVARD, SUITE 720
                           PASADENA, CALIFORNIA 91101

                REVISED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1998

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), will be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022, at 9:00 a.m., on April 17, 1998, for the following purposes:

     1.       To elect TWO Directors of the Fund (PROPOSAL 1).

     2. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Fund for the fiscal year ending November 30, 1998 (PROPOSAL 2).

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     As stated in the previous Notice, the Board of Directors of the Fund has fixed the close of business on January 20, 1998 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Annual Meeting.

                                                  By Order of the Board of
                                                  Directors,

                                                  DONALD F. CRUMRINE
                                                  Secretary

March 12, 1998

-------------------------------------------------------------------------------
                                   IMPORTANT

HOLDERS OF THE FUND'S COMMON STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE GREEN PROXY CARD.
THE GREEN PROXY CARD SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.
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

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

             REGISTRATION                         VALID SIGNATURE
             ------------                         ---------------
CORPORATE ACCOUNTS
(1) ABC Corp.                              ABC Corp.
(2) ABC Corp.                              John Doe, Treasurer
(3) ABC Corp., c/o John Doe Treasurer      John Doe
(4) ABC Corp. Profit Sharing Plan          John Doe, Trustee

TRUST ACCOUNTS
(1) ABC Trust                              Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d            Jane B. Doe
  12/28/78

CUSTODIAN OR ESTATE ACCOUNTS
(1) John B. Smith, Cust.,                  John B. Smith
     f/b/o John B. Smith, Jr. UGMA
(2) John B. Smith                          John B. Smith, Jr., Executor

                                 MARCH 12, 1998

              SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 6, 1998

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                      301 E. COLORADO BOULEVARD, SUITE 720
                           PASADENA, CALIFORNIA 91101

     This Supplement amends and supplements the Proxy Statement dated February 6, 1998 (the "Original Proxy Statement") of Preferred Income Management Fund Incorporated (the "Fund") previously furnished in connection with the Fund's 1998 Annual Meeting of Shareholders and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on April 17, 1998 at 9:00 a.m. at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022.

-------------------------------------------------------------------------------
                                   IMPORTANT

     This Supplement is being provided because a group headed by Stewart R. Horejsi is attempting a hostile takeover of the Fund. Mr. Horejsi is seeking to radically change the nature of the Fund, including, among other things, reducing the Fund's distributions of income and gains to shareholders to the minimum amount required.

     Before Mr. Horejsi began his hostile takeover attempt, the Fund had included Mr. Horejsi on its slate of nominees for election at the Annual Meeting. As a result of Mr. Horejsi's actions, the Fund's Nominating Committee has removed Mr. Horejsi from the Fund's slate, and your Board of Directors has eliminated the Board seat that was created last July specifically for Mr. Horejsi.

     YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD TODAY IN THE ENCLOSED, POSTAGE PRE-PAID ENVELOPE. The revised proxy card reflects the changes your Board of Directors has made in reaction TO THIS HOSTILE TAKEOVER ATTEMPT.
--------------------------------------------------------------------------------

     Except as modified herein, the information contained in the Original Proxy Statement remains unchanged. You may obtain copies of the Original Proxy Statement by writing First Data Investor Services Group, Inc., P.O. Box 1376, Boston, Massachusetts 02104, or calling 1-800-331-1710.

     If the enclosed GREEN proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted FOR the election of the nominees for Director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Shareholders. If you sent in the proxy card included with the Original Proxy Statement but have not sent in a subsequent proxy, your shares will be voted only for the nominees for Directors of the Fund set forth in this Supplement, notwithstanding the fact that Mr. Horejsi was named on that card.

     THE CHANGES IN THE ENCLOSED PROXY CARD RELATE SOLELY TO THE ELECTION OF DIRECTORS BY THE HOLDERS OF THE FUND'S COMMON STOCK; ACCORDINGLY, THE PROXY CARD INCLUDED WITH THE ORIGINAL PROXY STATEMENT FOR HOLDERS OF THE FUND'S PREFERRED STOCK REMAINS VALID AND THERE IS NO NEED FOR SUCH PREFERRED SHAREHOLDERS TO COMPLETE ANY NEW PROXY. If required, preferred shareholders may obtain another copy of such original proxy card by contacting First Data Investor Services Group, Inc., as described above.

                  HOSTILE ACTIONS TAKEN BY STEWART R. HOREJSI

     On January 23, 1998, the Board of Directors of the Fund received an informal proposal from Mr. Stewart R. Horejsi, a member of a group that holds almost 39% of the Fund's common stock, to substantially change the Fund's objective and policies. This informal proposal was presented to the Board without prior notice -- in fact, Mr. Horejsi had been asked twice whether he had any item he wished to add to the meeting's agenda -- and no written proposal or other written material was provided to the Board.

     The main points proposed by Mr. Horejsi at the meeting were:

        - changing the Fund's objective from current income to capital appreciation in recognition of the most recent reduction in federal tax rates applicable to capital gains (capital gains being more advantageous to the Horejsi group from a tax standpoint than ordinary income or dividends qualifying for the dividends-received deduction);

        - converting the Fund from diversified to non-diversified status and gradually accumulating over time large holdings of a small number of common stocks;

        - eliminating, to the maximum extent possible, the investment restrictions contained in the Fund's original prospectus, including the restriction on investing for the purpose of gaining management control of other companies;

        - raising investment advisory fees only on common stocks to one percent (1%) of market value and permitting the Fund's investment adviser, Flaherty & Crumrine Incorporated, to retain sub-advisers in areas outside its area of expertise in fixed income markets;

        - prohibiting directors from receiving fees from other funds managed by the adviser to the Fund; and

        -  changing the Fund's name to reflect its new investment focus.

          On January 26, 1998, the Fund received a copy of a Schedule 13D filed by the group of which Mr. Horejsi is a member. The Schedule 13D also set forth the following additions to the items raised by Mr. Horejsi at the Board meeting:

        - Mr. Horejsi's group would consider whether it should take a more active role in the Fund's management and may consider soliciting proxies in connection with the Fund's annual meeting of shareholders;

        - Flaherty & Crumrine Incorporated should continue to manage the preferred stock and fixed income portion of the Fund's portfolio, but an unnamed company controlled by Mr. Horejsi would be better suited to implement a new investment focus for the Fund than Flaherty & Crumrine Incorporated;

        - the Fund should appoint a chief executive officer who is not affiliated with Flaherty & Crumrine Incorporated;

        -  the Fund should consider investing in other investment companies;

        - the Fund should dispose of a portion of its preferred stock portfolio in connection with the change in the Fund's investment focus; and

        - the Fund should retain and reinvest the maximum amounts of income and gains that can be retained consistent with tax requirements.

     In response to Mr. Horejsi's proposals, on February 10, 1998, the Board established a Special Committee comprised of four non-interested directors (the "Special Committee"). The Special Committee concluded that it would require a comprehensive description of Mr. Horejsi's proposals before it could properly consider such fundamental changes in investment policy. With additional details from Mr. Horejsi, the Board would consider the proposals in light of the Board's responsibilities to all holders of the Fund's Common Stock and MMP(R) Preferred Stock, including those not affiliated with Mr. Horejsi.

     However, rather than providing the requested information and following the procedures established by the Board, Mr. Horejsi commenced a proxy solicitation seeking to elect his own candidates as directors of the Fund. In his filing on February 13, 1998 of preliminary proxy material with the Securities and Exchange Commission, Mr. Horejsi explained that he was seeking proxies in order to implement the dramatic changes in investment focus of the Fund and the other proposals described above.

                       BOARD REACTION TO HOSTILE ACTIONS

     As a result of Mr. Horejsi's actions, on February 20, 1998, the Nominating Committee of the Board determined that it could no longer recommend Mr. Horejsi for inclusion on the Fund's Board of Directors; instead, it continued to recommend the election of Martin Brody and David Gale, the two non-interested directors for whom your proxy was sought in the Original Proxy Statement. The Nominating Committee concluded that as a result of Mr. Horejsi's failure to comply with the procedures established by the Board, as evidenced by his filing opposing proxy materials within three days of the creation of the Special Committee, the inclusion of himself on the opposing slate, which creates the potential for confusion, and the significant expenses the Fund expected to incur as a result of his proxy contest, Mr. Horejsi was no longer a suitable candidate.

     Over the period from February 24, 1998 through March 10, 1998, Robert T. Flaherty, the Chairman of the Board, Chief Executive Officer and a director of the Fund, explored with Mr. Horejsi various arrangements under which Mr. Horejsi and his nominees might be added to the Board and his proposals could be developed for presentation to the Fund's shareholders for their consideration. Over this period, Messrs. Flaherty and Horejsi reached an oral understanding for a cooperative resolution of Mr. Horejsi's proxy contest on terms Mr. Flaherty believes to be substantially as follows:

        - The Horejsi group would discontinue its proxy contest for the election of directors at the Annual Meeting and withdraw its proposals to appoint a chief executive officer who is unaffiliated with the Fund or its investment adviser and to prohibit the Fund's non-interested directors from receiving fees from other funds advised by the Fund's investment adviser.

        - The Fund would expand the size of the Board to nine directors and would, subject to the procedures of the Board's Nominating Committee, nominate and recommend for election at the Annual Meeting Mr. Horejsi's three nominees for directors (including Mr. Horejsi himself). One nominee would be recommended for election for each of the Board's three classes of directors, with terms expiring on the Annual Meeting of Shareholders in 2001, 2000 and 1999, respectively.

        - In order to provide an opportunity for the Fund's shareholders to consider Mr. Horejsi's proposals, the Fund and the Horejsi group would cooperate in good faith to prepare a detailed description of the proposals, which would then be communicated to the Fund's shareholders.

        - Once such proposals were communicated to the Fund's shareholders, the Fund and the Horejsi group would take reasonable steps, including the possibility of a cash tender offer or periodic share repurchases, to afford the Fund's common shareholders the opportunity to terminate their investment in the Fund in a manner designed to minimize, to the extent practicable, any adverse impact on the price of the shares of Common Stock reasonably related to the proposals.

     However, on March 4, 1998, the Fund received Mr. Horejsi's counsel's comments on a draft settlement agreement. Those comments significantly diverged from the foregoing understanding. Among the differences were the following:

        - The Horejsi group would not agree to include in the settlement agreement a provision concerning the preparation of a detailed description of its proposals for consideration by the Fund's shareholders or the implementation of any value realization mechanism.

        - The Board, or any committee thereof, would not be permitted to take any action without the approval of at least one of the Horejsi nominees. Similarly, any action to be taken by the Fund's non-interested directors would require the approval of at least one of the Horejsi nominees.

        - All of the Horejsi nominees would be added as Class I Directors, with terms expiring at the Fund's 2001 Annual Meeting of Shareholders, forcing the Fund's nominees to take shorter terms.

        - The Horejsi group would not withdraw its proposals to replace the Fund's chief executive officer and to prohibit the Fund's non-interested directors from receiving fees from other funds advised by the Fund's investment adviser.

     The letter accompanying Mr. Horejsi's counsel's comments on the proposed settlement agreement imposed a March 6, 1998 deadline for the conclusion of negotiations, including any necessary board meetings. Over the period from March 4, 1998 through March 10, 1998, Messrs. Flaherty and Horejsi engaged in further discussions and corresponded in an effort to bridge the substantial differences described above. These discussions failed to produce an acceptable agreement on a means for providing shareholders who consider the proposed changes not to be suitable to their needs with a reasonable opportunity to dispose of their shares at fair value.

     The Board met on March 11, 1998 and, in light of Mr. Horejsi's actions, reaffirmed the Nominating Committee's previous decision to exclude him from its proposed slate of nominees. The Board further decided to reduce the size of the Board, effective immediately following the Annual Meeting, from seven to six directors to eliminate the extra position that had been created specifically for Mr. Horejsi in July 1997. In reaching such decision, the Board considered the time required both to locate qualified persons willing to serve on the Board of Directors in light of the special criteria applicable to directors of registered investment companies and to conduct the responsible, deliberative process it has undertaken when nominating candidates in the past. The Board concluded that, especially in light of Mr. Horejsi's proposals and proxy solicitation, even an expedited search would be unlikely to locate a qualified and willing replacement in sufficient time before the Annual Meeting to enable the shareholders to properly consider the candidate's qualifications and that it could adequately carry out its functions without the additional director, as it did before its expansion to include Mr. Horejsi.

     The Board also considered, but did not base its action upon, how a reduction in the size of the Board would affect Mr. Horejsi's ability to obtain majority representation on the Board. The Board concluded that such reduction would not affect Mr. Horejsi's ability to obtain majority representation through two successful annual elections if he were able to obtain the support of the holders of the Fund's MMP(R) Preferred Stock at the 1999 Annual Meeting.

     ACCORDINGLY, IN ORDER TO DEFEAT THIS HOSTILE TAKEOVER ATTEMPT BY MR. HOREJSI AND MAINTAIN THE FUND'S CURRENT INVESTMENT FOCUS, THE BOARD URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD TODAY. In order that your shares may be represented at the Annual Meeting, you are requested to vote for the election of Directors (Proposal 1), as set forth below. Proposal 2 (Ratification of the Selection of Independent Accountants) remains the same as set forth in the Original Proxy Statement.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors of the Fund is divided into three classes, each class having a term of three years. Each year the term of office of one class expires and the successor or successors elected to such class serve for a three-year term. Currently, there are three Class I Directors of the Fund; from and after the Annual Meeting, the Fund will have only two Class I Directors.

     Mr. Martin Brody and Mr. David Gale, two of the current Class I Directors of the Fund, each of whose term expires on the date of the Annual Meeting, have been nominated for a three-year term to expire at the Fund's 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Mr. Brody has served as a Director since the Fund's commencement of operations; Mr. Gale has served as a Director since January 24, 1997.

     THE DIRECTORS, INCLUDING ALL NON-INTERESTED DIRECTORS, RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 1.

BROKER NON-VOTES AND ABSTENTIONS

     Proxies that reflect "broker non votes" or abstentions with respect to a particular matter will be counted as shares that are not present and not entitled to vote on such matter, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. A "broker non-vote" results when a broker or a nominee, who holds shares on behalf of a beneficial owner, returns an executed proxy accompanied by instructions to withhold authority to vote. This typically occurs when (i) instructions have not been received from the beneficial owners or the persons entitled to vote or (ii) the broker or nominee does not have the discretionary voting authority on a particular matter. BECAUSE OF THE PROXY CONTEST, BROKERS OR NOMINEES WHO DO NOT RECEIVE VOTING INSTRUCTIONS WILL NOT HAVE THE DISCRETIONARY AUTHORITY TO VOTE ON PROPOSAL NO. 1. ACCORDINGLY, ANY BROKER NON-VOTES OR ABSTENTIONS ON SUCH PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" AND WILL AFFECT WHETHER THE PROPOSAL WILL BE APPROVED.

QUESTIONS

     Questions and requests for assistance in completing or delivering the GREEN proxy card may be directed to MacKenzie Partners, Inc. at the following address and telephone numbers:

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         Call Toll Free (800) 322-2885

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                      301 E. COLORADO BOULEVARD, SUITE 720
                           PASADENA, CALIFORNIA 91101

                        PLEASE VOTE THE GREEN CARD TODAY
                EVEN IF YOU HAVE PREVIOUSLY SENT IN A PROXY CARD

         WARNING: YOU MAY RECEIVE PROXY MATERIALS FROM DIRECTOR STEWART
           HOREJSI WHO IS ATTEMPTING A HOSTILE TAKEOVER OF YOUR FUND

                                                                  March 12, 1998

TO OUR SHAREHOLDERS:

     You should be aware that a dissident shareholder group led by current director Stewart R. Horejsi -- who controls 39% of the Fund's outstanding shares -- intends to solicit proxies to elect his own candidates to the Fund's Board, in opposition to management's candidates, at the Fund's annual meeting scheduled for April 17th.

     You may receive proxy materials from the Horejsi group seeking your support for its dissident slate of candidates. We ask that you ignore these materials and vote FOR management's slate on our enclosed GREEN proxy card.

          IMPORTANT: HOREJSI'S INTERESTS MAY NOT BE THE SAME AS YOURS.

     LET'S BE FRANK. MR. HOREJSI IS ATTEMPTING TO ELECT HIS OWN HANDPICKED CANDIDATES TO THE BOARD SO THAT HE CAN RADICALLY CHANGE THE FUND'S OBJECTIVE TO SUIT HIS OWN NEEDS -- WHICH MAY NOT MATCH YOURS. BECAUSE HE NO LONGER WANTS INCOME, HE WANTS TO REDUCE THE FUND'S DISTRIBUTIONS TO SHAREHOLDERS TO THE MINIMUM REQUIRED.

     Mr. Horejsi has made it clear that his plans are designed to serve his personal tax objectives. We firmly believe these proposed changes may not be in the best interests of the Fund or its shareholders as a whole. Apparently, Mr. Horejsi has simply decided that changing the objective of the Fund would be the best course for him personally.

     But you don't have to take our word for it. The March 6, 1998 Morningstar Mutual Fund report says, "Horejsi's proposal is obviously more than the standard effort to reduce a fund's discount. Indeed, it suggests that his group is more interested in shaping the fund to meet its own investment goals. THAT WOULD LEAVE THE FUND'S OTHER SHAREHOLDERS IN THE LURCH . . . It's also questionable whether shareholders would be better served by putting some of the fund's assets under the control of another manager. Flaherty & Crumrine, the fund's current advisor, has produced an excellent record, which includes an 18.9% three-year return. [Emphasis added.]"

          WHY THE HOREJSI PROPOSALS MAY NOT BE IN YOUR BEST INTERESTS.

     No matter how it affects you -- the owners of more than 60% of the Fund -- Horejsi wants to change the Fund's primary objective from seeking current income to seeking capital appreciation. He plans to pursue what even he concedes is a far more volatile course of seeking capital gains from investments in just a small group of common stocks -- including those of troubled, high-risk companies.

     Horejsi also wants to:
- eliminate many current investment restrictions that embody important shareholder protections, including diversification requirements and restrictions against taking control of other companies.
- become the Fund's adviser on common stocks and, to make it more worth his while, to hike investment advisory fees on common stocks to 1%.
-  change the Fund's name to reflect its new direction.

                      WHY WON'T HOREJSI GIVE YOU A CHOICE?

     We believe most shareholders choose to invest in the Fund because it fills a specialized need for an alternative to traditional bond funds in their overall investment plans.

     IF MR. HOREJSI WANTS TO CHANGE THE FUND'S OBJECTIVE, WE BELIEVE YOU AND ALL THE OTHER SHAREHOLDERS SHOULD BE GIVEN A CHOICE ABOUT PARTICIPATING IN A FUND WITH DRAMATICALLY DIFFERENT INVESTMENT POLICIES FROM WHAT SHAREHOLDERS EXPECT. MR. HOREJSI IS APPARENTLY UNWILLING TO PROVIDE YOU WITH THAT CHOICE, PREFERRING TO FORCE HIS WAY TO ACHIEVING HIS GOALS BECAUSE HE CONTROLS 39% OF THE FUND.

     If Mr. Horejsi wants to make equity investments and -- even worse -- use hostile tactics to achieve changes in control of those investments, we suggest he take his money elsewhere, rather than try to cram these changes down the throats of the Fund's shareholders.

               DON'T ACCEPT HOREJSI'S HIGH-PRICED "PIG IN A POKE"

     In our view, Mr. Horejsi wants to use your Fund simply to serve his personal interests. That should be of grave concern to you because:

- MR. HOREJSI CLAIMS AN UNNAMED COMPANY CONTROLLED BY HIM WOULD BE BETTER SUITED TO IMPLEMENT THIS NEW INVESTMENT FOCUS FOR THE FUND. HE ADMITS THAT NO SUCH COMPANY CURRENTLY EXISTS.

- MR. HOREJSI AND HIS GROUP HAVE ABSOLUTELY NO EXPERIENCE OR TRACK RECORD MANAGING OTHER PEOPLE'S MONEY. WHY ALLOW HIM TO LEARN WITH YOUR MONEY?

We see no reason to turn the Fund into a common stock fund since there are already scores of well managed equity funds in which anyone is free to invest.

         OUR TRACK RECORD IS OUTSTANDING. LET'S STICK TO OUR KNITTING.

     We have an outstanding record as a fixed income fund specializing in preferred stocks as an alternative to traditional bond funds. In the February 16, 1998 issue of BusinessWeek magazine, the Fund was one of only 26 bond funds selected as "The Best of the Bunch" for giving shareholders superior risk adjusted performance.

     The article notes that of those 26 top bond funds (selected from a total of 180 closed-end bond funds), your Fund ranked third, with pre-tax returns of 19.7% for the three year period from 1995 through 1997.

          WE WERE REASONABLE WITH MR. HOREJSI, BUT HE FORCED OUR HAND.

     It is unfortunate that Mr. Horejsi's hostile actions will be a major distraction for your Fund's management. Last summer, your Fund's Board attempted to establish a working relationship with him and appointed him to a Board seat specifically created for him alone. However, his proposed proxy fight and other activities are completely counter to the many representations he made to us concerning his intentions about the Fund's future. As a result, we have dropped Mr. Horejsi from management's slate of director nominees and his seat has been eliminated.

              THIS IS NOT THE TIME FOR THE MAJORITY TO BE SILENT!
         SUPPORT YOUR CURRENT BOARD. VOTE YOUR GREEN PROXY CARD TODAY!

     We urge you to continue to support the Board which has presided over this period of superior investment performance. Please take a moment to mark, sign and date the enclosed GREEN proxy card and mail it in the postage-paid envelope provided. Remember -- please disregard any card or proxy materials sent by Mr. Horejsi.

     YOUR VOTE IS IMPORTANT. MR. HOREJSI AND HIS FAMILY INTERESTS OWN APPROXIMATELY 39% OF THE FUND'S SHARES. HE HAS STATED IN HIS LEGAL FILINGS THAT HE BELIEVES HE CAN EXERCISE CONTROL OF THE FUND WITH LESS THAN A MAJORITY OF THE OUTSTANDING SHARES. WHAT THIS MEANS IS THAT HE IS COUNTING ON MANY OF YOU NOT VOTING BECAUSE YOU MAY NOT COMPLETELY UNDERSTAND OR ARE PUT OFF BY THE COMMOTION HE IS CAUSING -- OR BECAUSE YOU THINK YOU OWN TOO FEW SHARES TO MAKE A DIFFERENCE AGAINST A 39% HOLDER. BUT IF WE ACT TOGETHER, WE CAN MAKE SURE YOU HAVE A CHOICE ABOUT GOING ALONG WITH HIS PROPOSALS.

     If you have any questions about the Fund or about voting your shares, we invite you to call Carl Johns, Manager of Investor Relations for the Fund, at
(626) 795-7300 or MacKenzie Partners, Inc., which is assisting us with this election contest, toll-free at (800) 322-2885. We appreciate your continued support of the Fund and its investment objective. On behalf of your Board of Directors,

                                            Sincerely,

                                            flaherty sig
                                            ROBERT T. FLAHERTY
                                            Chairman of the Board and Chief
                                            Executive Officer

                                                   GREEN CARD

                                     PROXY

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned holder of shares of Common Stock of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), hereby appoints Robert T. Flaherty, Donald F. Crumrine, Teresa M.R. Hamlin and Christine P. Ritch, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022 at 9:00 a.m., on April 17, 1998, and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement as supplemented and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                          [SEE REVERSE SIDE]

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.
PLEASE REFER TO THE PROXY STATEMENT, AS SUPPLEMENTED, FOR A DISCUSSION OF THE PROPOSAL.

1.   Election of Directors.
     Nominees:  Martin Brody and David Gale

     FOR   WITHHELD
     [  ]   [  ]


[  ]
     --------------------------------------
     For all nominees except as noted above


2. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Fund.

     FOR  AGAINST   ABSTAIN
     [  ]  [  ]     [  ]



THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE FUND.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


Date:
      -----------------------------------


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                 Signature


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                 Signature


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                   Title



        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.